EXHIBIT 99.1

VCAT Reports Results for the Fourth Quarter

and Fiscal Year Ended June 30, 2006

San Diego, California, September 25, 2006—Venture Catalyst Incorporated (“VCAT”) (OTCBB: VCAT), today reported the operating results for the fourth quarter and fiscal year ended June 30, 2006.

Fourth Quarter Results

VCAT reported a net loss for the fourth quarter of fiscal 2006 of $180,000, or $.02 loss per share. This compares with net income of $378,000, or $.05 per share, for the fourth quarter of fiscal 2005.

Revenues for the fourth quarter of fiscal 2006 were $2,204,000 as compared to $3,201,000 during the fourth quarter of fiscal 2005. Revenues from consulting services in the fourth quarter of fiscal 2006 were $2,026,000 compared to $1,861,000 earned during the fourth quarter of fiscal 2005. Revenues from software products and services in the fourth quarter of fiscal 2006 were $178,000, as compared to $1,340,000 in the fourth quarter of fiscal 2005. Revenues from software products and services declined between the periods because fewer software contracts were completed during the fourth quarter of fiscal year 2006 and revenue is realized upon completion of the contracts.

Cost of revenues was $1,127,000 during the fourth quarter of fiscal 2006 as compared to $1,440,000 during the fourth quarter of fiscal 2005.

Operating expenses, consisting of general and administrative, sales and marketing, and research and development expenses, were $1,362,000 during the fourth quarter of fiscal 2006 as compared to $1,206,000 during the fourth quarter of fiscal 2005.

Net other income during the fourth quarter of fiscal 2006 was $50,000. Net other income during the fourth quarter of fiscal 2005 was $20,000.

During the fourth quarter of fiscal 2006, VCAT recorded an income tax benefit of $55,000. During the fourth quarter of fiscal 2005, VCAT recorded an income tax provision of $198,000.

Fiscal 2006 Results

VCAT reported a net loss for fiscal 2006 of $185,000, or $0.03 loss per share. This compares with net income of $337,000, or $0.05 per share, for fiscal 2005.

Revenues for fiscal 2006 were $8,861,000 as compared to $8,858,000 during fiscal 2005. Revenues from consulting services in fiscal 2006 increased to $7,857,000 from $7,161,000 during fiscal 2005. Revenues from software products and services in fiscal 2006 decreased to $1,004,000 from $1,697,000 during fiscal 2005. Revenues from software products and services declined between the fiscal years because fewer software contracts were completed during fiscal 2006 and revenue is realized upon completion of the contracts.

Cost of revenues was $4,407,000 during fiscal 2006 as compared to $4,281,000 during fiscal 2005.

Operating expenses, consisting of general and administrative, sales and marketing, and research and development were $5,122,000 during fiscal 2006 as compared to $4,188,000 during fiscal 2005.

Net other income during fiscal 2006 was $501,000. Net other income during fiscal 2005 was $81,000.

During fiscal 2006, VCAT recorded a provision for income taxes of $18,000. During fiscal 2005, VCAT recorded a provision for income taxes of $133,000.

VCAT’s cash and cash equivalents increased to $4,352,000 at the end of fiscal 2006 from a balance of $3,839,000 at the end of fiscal 2005.

Although revenues from software products and services declined between the fiscal years, as of June 30, 2006, VCAT had uncompleted software contracts that, if completed, will result in additional aggregate revenues of $4,760,000, exclusive of any potential support fees, at the time of their completion, compared to $1,090,000 as of June 30, 2005.

On August 28, 2006, VCAT announced that it had signed a definitive agreement whereby IGT, a wholly-owned subsidiary of International Game Technology, will acquire all of the outstanding shares of VCAT for $2.58 per share in cash. In connection with the proposed transaction, VCAT will file a proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF VCAT ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VCAT AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, VCAT, 591 Camino De La Reina, Suite 418, San Diego, California 92108. In addition, documents filed with the SEC by VCAT will be available free of charge at the SEC’s web site at http://www.sec.gov.

VCAT, International Game Technology and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of VCAT with respect to the proposed transaction. Certain directors and executive officers of VCAT may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance or retention payments in connection with the merger. Additional information regarding VCAT and the interests of its executive officers and directors in the acquisition will be contained in the proxy statement regarding the acquisition that will be filed by VCAT with the SEC in connection with the proposed transaction.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including any implications as to future results. Forward- looking statements relating to expectations about future results or events are based upon information available to VCAT as of today’s date, and VCAT does not assume any obligation to update any of these statements, except as otherwise required by law. The forward-looking statements are not guarantees of the future performance of VCAT and are subject to risks and uncertainties, including risks described in VCAT’s periodic reports filed with the SEC. Actual results may vary materially from the results and expectations discussed.

About Venture Catalyst Incorporated

VCAT is a provider of consulting services and technology in the gaming and hospitality market. VCAT is headquartered in San Diego, California and has offices in Las Vegas, Nevada.

Contact:

Investor Relations

Kevin McIntosh, 619-330-4000

VENTURE CATALYST INCORPORATED

STATEMENTS OF OPERATIONS (Unaudited)

For the Three Months Ended June 30,

	2006	2005
Revenues:
Consulting services	2,025,930	1,860,972
Software products and services	177,866	1,340,382

Total revenues	2,203,796	3,201,354
Cost of revenues:
Consulting services	795,448	896,510
Software products and services	331,360	543,887

Total cost of revenues	1,126,808	1,440,397

Gross profit	1,076,988	1,760,957

Operating expenses:
General and administrative	1,069,745	1,051,201
Sales and marketing	212,939	129,253
Research and development	79,121	25,193

Total operating expenses	1,361,805	1,205,647

Operating (loss) profit	(284,817)	555,310

Other income (expense):
Interest income	49,837	22,536
Other gains (losses)	469	(2,118)

Other income	50,306	20,418

(Loss) income before income tax benefit (provision)	(234,511)	575,728

Income tax benefit (provision)	54,686	(197,851)

Net (loss) income	(179,825)	377,877

Basic and diluted (loss) income per share:
Net (loss) income per share—basic	$(.02)	$.05

Net (loss) income per share—diluted	$(.02)	$.05

Weighted average common shares outstanding
Basic	7,221,598	7,206,598

Diluted	7,221,598	7,332,028

VENTURE CATALYST INCORPORATED

STATEMENTS OF OPERATIONS

For the Fiscal Year Ended June 30,

	2006	2005
Revenues:
Consulting services	$7,856,941	$7,160,815
Software products and services	1,004,018	1,697,021

Total revenues	8,860,959	8,857,836
Cost of revenues:
Consulting services	3,180,047	2,798,038
Software products and services	1,227,445	1,482,978

Total cost of revenues	4,407,492	4,281,016

Gross profit	4,453,467	4,576,820

Operating expenses:
General and administrative	3,971,736	3,475,516
Sales and marketing	893,642	638,689
Research and development	256,624	73,639

Total operating expenses	5,122,002	4,187,844

Operating (loss) profit	(668,535)	388,976

Other income:
Interest income	153,905	66,334
Litigation settlement	347,000	—
Other gains	469	14,486

Other income	501,374	80,820

(Loss) income before income tax provision	(167,161)	469,796
Income tax provision	(17,913)	(132,851)

Net (loss) income	(185,074)	336,945

Basic and diluted (loss) income per share:
Net (loss) income per share—basic	$(.03)	$.05

Net (loss) income per share—diluted	$(.03)	$.05

Weighted average common shares outstanding
Basic	7,213,708	7,206,598

Diluted	7,213,708	7,320,301